336165

Certificate No. 0 For ________ Shares Issued to ______________________________ Transferred from ____ / ____ /20

No. Original Certificate	No. Original Shares	No. Of Shares Transferred

Dated ______________________, 20 ____ Receipt acknowledged ______________________

NUMBER 0

INCORPORATED UNDER THE LAWS OF

SHARES

THE STATE OF DELAWARE



Opportunity Acquis Corp.

TOTAL SHARES AUTHORIZED
525,000,00 OF CAPITAL STOCK
500,000,000 SHARES COMMON, PAR VALUE $0.00001

SPECIMEN

This Certifies that ______________________________ *is the owner of* ______________________________ *fully paid and non-assessable Shares of the Capital Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.*

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this* ____________ *day of* ______________ *20* ____

______________________ TREASURER/SECRETARY

______________________ PRESIDENT